UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     November 10, 2010

Calypso Financial Services, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 North Washington Street, Montoursville, Pennsylvania 17754
(Address of principal executive offices)

Registrant's telephone number, including area code:   (570) 368-7633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 – Registrant’s Business and Operations

Item  1.02   Termination of a Material Definitive Agreement.

On September 10, 2010, Calypso Media Services Group, Inc. entered into an acquisition agreement to acquire WebiMax, L.L.C., a New Jersey limited liability company, in exchange for 3,500,000 shares of Calypso Common Stock, 10,000 shares of Series A Convertible Preferred Stock, and $2,500,000 in cash.  WebiMax is a full-service search engine optimization firm (SEO) providing a comprehensive array of professional services.  The agreement was contingent upon Calypso raising a minimum of $2,500,000 in a private offering of common stock and warrants.

On November 10, 2010, pursuant to the termination provisions provided by the terms of the acquisition agreement, Calypso and WebiMax mutually agreed to terminate the agreement and all terms and obligations contemplated thereunder.  Accordingly, we do not anticipate proceeding with further negotiations related to the acquisition of WebiMax.  No securities were issued or cash paid pursuant to the agreement, nor are there any ongoing obligations or penalties associated with the termination.  Calypso has cancelled its private placement and no securities have been sold.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calypso Financial Services, Inc.

Date: November 12, 2010	By /S/ Michael D. Parnell
Michael D. Parnell
President